Exhibit 16.1

MANNING ELLIOTT CHARTERED ACCOUNTANTS	11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7 Phone: 604.714.3600 fax: 604.714.3669 Web: manningelliott.com

May 18, 2004

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Xten Networks, Inc. (formerly Broad Scope Enterprises, Inc.) (the "Company")

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated May 10, 2004; and

(2) We agree with the information contained therein.

Sincerely,

/s/ "Manning Elliott"

Manning Elliott, Chartered Accountants